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                                                                    EXHIBIT 10.2

                           OPTION REPRICING AGREEMENT


         This Agreement dated as of June 29, 2000, is by and between TriPath Imaging, Inc., its successors, assigns, officers, directors, stockholders, agents, employees, subsidiaries and affiliates (hereinafter collectively referred to as the "Company") and Alan C. Nelson, his executors, heirs, administrators, and assigns (hereinafter collectively referred to as "Dr. Nelson"). In consideration of the mutual covenants contained herein, the parties agree as follows:

         1. DUTIES AND RESPONSIBILITIES. Dr. Nelson hereby relinquishes all duties and responsibilities and hereby resigns as (a) a director of the Company, and (b) any other position as an officer of the Company, except that Dr. Nelson shall remain as a consultant to the Company on terms to be negotiated. The terms of the Severance Agreement between Dr. Nelson and the Company dated October 27, 1999 (the "Severance Agreement") shall continue to apply to the relationship between Dr. Nelson and the Company until a new agreement is negotiated. The Company may, at its sole discretion, terminate Dr. Nelson's consulting activities and terminate the Severance Agreement, except that Dr. Nelson shall be entitled to receive the severance payment described in the fourth "bullet" of the Severance Agreement and Dr. Nelson shall be entitled to any payments earned, prior to any such termination, in accordance with the third "bullet" of the Severance Agreement. The resignation of Dr. Nelson's role as a director and officer of the Company is effective as of the close of business on June 30, 2000.

         2. COMPENSATION. The Board of Directors of the Company has approved, subject to Dr. Nelson's execution of this Agreement, an amendment to all outstanding options held by Dr. Nelson to purchase shares of the Company's common stock, $0.01 par value (the "Common Stock") (totaling options to purchase 298,249 shares) to change the exercise price of such options to $.20 per share and to change the term of such options so that they expire at 11:50 p.m. EST on June 30, 2000. Concurrently with the execution of this Agreement, all such options are hereby amended to reflect such change in the exercise price and the term of such options. The exercise of these options must be accompanied by a payment of $59,650 to the Company.

         3. RETURN OF PROPERTY. Dr. Nelson shall return all papers, files, documents, drawings, computers, reference guides, equipment, software, computer access codes, disks and institutional manuals, or other property belonging to the Company that relate solely to his role as a director and officer as quickly as practicable. Dr. Nelson shall return all of such items that relate to consulting duties at such time as that relationship is terminated. Dr. Nelson shall not retain any copies, duplicates, reproductions or excerpts thereof.

         4. NON-COMPETITION. Dr. Nelson shall continue to be bound for a period of 12 months by the terms of any non-competition and assignment of inventions agreements which he may have executed at any time between him and the Company or any of its predecessors (including NeoPath, Inc.).


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         5. LOCK-UP OF SHARES. Dr. Nelson agrees that, during a period of 90 days from the date of this Agreement, he will not, without the prior written consent of the Company, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by Dr. Nelson or with respect to which Dr. Nelson has or hereafter acquires the power of disposition or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

         6. GENERAL RELEASE. In consideration of the benefits set forth in this Agreement, Dr. Nelson, for himself, his executors, heirs, administrators, assigns, and anyone else claiming by, through or under him, irrevocably and unconditionally remises, releases, and forever discharges the Company (including all officers, directors and affiliates thereof and all officers, directors, partners and affiliates of any subsidiary thereof) from, and with respect to, any and all debts, demands, actions, causes of action, suits, covenants, contracts, wages, bonuses, damages and any and all claims, demands, liabilities, and expenses (including attorneys' fees and costs) whatsoever of any name or nature both in law and in equity ("Claims") which Dr. Nelson now has, ever had or may in the future have against the Company by reason of any matter, cause or thing which has happened, developed or occurred before the signing of this Agreement, including, but not limited to, any and all suits in tort or contract, and any Claims or suits relating to the breach of an oral or written contract, misrepresentation, defamation, and interference with prospective economic advantage, interference with contract, intentional and negligent infliction of emotional distress, negligence, breach of the covenant of good faith and fair dealing, and any Claims arising out or in respect of (i) the Senior Management Employment Agreement between Dr. Nelson and NeoPath, Inc. dated as of February 27, 1997 and (ii) the Severance Agreement (together, the "Management Agreements"), which Dr. Nelson ever had, now has, or claims to have against the Company (including all officers, directors and affiliates thereof and all officers, directors, partners and affiliates of any subsidiary thereof). Dr. Nelson further agrees not to institute any charge, complaint, or lawsuit to challenge the validity of this Agreement or the circumstances surrounding its execution. This release excludes any and all Claims arising under the Severance Agreement after the effective date of this Agreement.

         To the extent they are still in effect and except as provided Section 1, the Management Agreements are hereby terminated effective as of the date hereof.

         7. CONFIDENTIALITY OF THIS AGREEMENT. Both the Company and Dr. Nelson agree that both will keep the background, negotiations, and terms of this Agreement strictly confidential and not disclose, directly or indirectly, any information concerning them to any third party, with the exception of either party's financial or legal advisors, provided that they agree to keep such information confidential and not disclose it to others and except as required by law.

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         8. NON-DISPARAGEMENT. Dr. Nelson agrees that he will not disparage or make negative statements about the Company or any of its officers, trustees, agents, employees, successors and assigns. The Company agrees that it will not disparage or make negative statements about Dr. Nelson. This Agreement in no way restricts or prevents the Company from providing truthful responses to reference checks on Dr. Nelson or truthful testimony concerning Dr. Nelson as required by court order or other legal process. In addition, this Agreement in no way restricts or prevents Dr. Nelson from providing truthful testimony concerning the Company as required by court order or other legal process.

         9. CONSIDERATION. Dr. Nelson acknowledges that in exchange for entering into this Agreement he has received good and valuable consideration in excess of that to which he would otherwise have been entitled in the absence of this Agreement. Dr. Nelson further acknowledges the sufficiency of that consideration.

         Dr. Nelson acknowledges that he has carefully read this Agreement, voluntarily agrees to all of its terms and conditions, understands its contents and the final and binding effect of this Agreement, and signs the same as his own free act with the full intent of releasing the Company from all claims.

         10. SEVERABILITY. If any of the terms of this Agreement shall be held to be invalid and unenforceable, the remaining terms of this Agreement are severable and shall not be affected thereby.

         11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties about or relating to Dr. Nelson's relationship with the Company, or the Company's obligations to him with respect to his relationship with the Company and fully supersedes any and all prior agreements or understandings between the parties regarding Dr. Nelson's relationship with the Company. The terms of this Agreement are contractual in nature and not a mere recital, and they shall take effect as a sealed document. This Agreement shall be governed by the laws of the State of Delaware. This Agreement may not be changed orally, but only by agreement in writing signed by both parties. The parties attest that no other representations were made regarding this Agreement other than those contained herein.

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         Witness the execution hereof under Seal this 29 day of June, 2000.

TRIPATH IMAGING, INC.



By:__________________________________           ________________________________
   Name:                                        Alan C. Nelson
   Title:



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